Exhibit 5.1

Our Reference:    KA117/002

9 May 2022

PRIVATE AND CONFIDENTIAL

Board of Directors
Kalera Public Limited Company
10 Earlsfort Terrace
Dublin 2
D02 T380
Ireland

Re:    Kalera plc (the “Company”)

To whom it may concern:
1.    Basis of Opinion
1.1    We are acting as Irish legal counsel to the Company, a public limited company limited by shares incorporated under the laws of Ireland under company registration number 606356 in connection with the business combination agreement dated 30 January 2022 between the Company, Agrico Acquisition Corp. (“Agrico”), Kalera AS, Kalera Cayman Merger Sub and Kalera Luxembourg Merger Sub S.á.r.l. (as may be amended from time to time, the “Business Combination Agreement”). We also refer to the registration statement on Form S-4 (File No. 333-264422) filed by the Company on 21 April 2022, with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) as amended from time to time (the “Registration Statement”, and the transactions contemplated therein together with those in the Business Combination Agreement, the “Transaction”). We refer in particular to the registration by the Company of:
(a)    up to 37,247,721 Ordinary Shares of US$0.0001 each (the “Shares for Issuance”);
(b)    up to 14,437,500 Ordinary Shares of US$0.0001 each (the “Warrant Shares”);
(c)    up to 5,285,539 Ordinary Shares of US$0.0001 each (the "CVR Shares" together with the Shares for Issuance and the Warrant Shares, the "Securities"); and
(d)    up to 14,437,500 warrants to subscribe for Ordinary Shares of US$0.0001 each (the "Warrants").

1.2    This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland and, in relation to the opinion on taxation set out in paragraph 2.10, is given also on the basis of our understanding of the practices of the Irish Revenue Commissioners on the date hereof. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners, which may occur after the date of this Opinion.
1.3    This Opinion is also strictly confined to:
(a)    the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter;
(b)    the Transaction; and
(c)    the searches listed at paragraph 1.5 below.
1.4    In giving this Opinion, we have examined copies of the documents set out in Schedule 1 (the "Documents") sent to us by email in pdf or other electronic format.
1.5    For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 9 May 2022 (the “Searches”):
(a)    on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;
(b)    in the Judgments Office of the Irish High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and
(c)    in the Central Office of the Irish High Court for any petitions filed in the last two years.
1.6    This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.
1.7    Save as set out in paragraph 2.10, no opinion is expressed as to the taxation consequences of any of the matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby.
1.8    The opinion set out in paragraph 2.10 represents only our interpretation of Irish tax laws and has no binding, legal effect on, without limitation, the Irish Revenue Commissioners or any court. It is possible that contrary positions may be asserted by the Irish Revenue Commissioners and that one or more courts may sustain such contrary positions. The authorities upon which we rely may change at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in paragraph 2.10.
2.    Opinion
Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:
2.1    the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Securities;
2.2    the Securities, when issued by the Company in accordance with the terms of the Registration Statement and the Business Combination Agreement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof;
2.3    the Company has the requisite corporate authority to issue warrants to subscribe for the Warrant Shares and therefore has the requisite authority to assume the obligations of Agrico as issuer of warrants to purchase shares in Agrico (the “Agrico Warrants”), which shall be adjusted to become the Warrants, pursuant to the assignment and assumption agreement to be entered into by the Company and Agrico (the "Assignment and Assumption Agreement") (being one of the Documents);
2.4    the adjustment of the Agrico Warrants to become the Warrants, pursuant to the Assignment and Assumption Agreement will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof and will not violate or contravene any law of Ireland of general application in force today;
2.5    the Assignment and Assumption Agreement (being one of the Documents) when executed and delivered by the Company, the execution and delivery by the Company thereof and the performance by the Company of its obligations thereunder will not violate or contravene any law of Ireland of general application in force today;
2.6    the Warrant Shares, when issued, upon the exercise of the Warrants in accordance with the Assignment and Assumption Agreement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof and will be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Warrant Shares);
2.7    the CVR agreement to be entered into by the Company and the CVR agent (the "CVR Agreement") (being one of the Documents) when executed and delivered by the Company, the execution and delivery by the Company thereof and the performance by the Company of its obligations thereunder will not violate or contravene any law of Ireland of general application in force today;
2.8    the CVR Shares, when issued, upon the exercise of the CVRs in accordance with the CVR Agreement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof and will be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the CVR Shares);
2.9    on the closing of the mergers (as described in the Registration Statement), the Shares for Issuance will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares for Issuance); and
2.10    subject to the foregoing and the qualifications and limitations set forth in the Registration Statement, the discussion of the Irish tax consequences described in the Registration Statement under the sub-heading “Irish Tax on Chargeable Gains (Irish CGT)”, to the extent that it describes Irish tax laws or legal conclusions with respect thereto, is an accurate summary of the tax consequences described therein in all material respects and such statements constitute our opinion.
3.    Assumptions
For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:
Registration Statement and the Securities
3.1    that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;

3.2    that the relevant parties will pay in full all amounts that they have agreed to subscribe for the Securities;
3.3    that the Securities will be issued and the Warrants will be adjusted (the “Securities Issuance Event”) in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company to be passed prior to the closing of the Business Combination Agreement (“Closing”) and in accordance with the terms of the Registration Statement;
3.4    there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the Securities Issuance Event in good faith, for its legitimate and bona fide business purposes;
3.5    that completion of the Transaction (as described in the Registration Statement) will be consummated as described in the Registration Statement;
3.6    that (i) the shares in Agrico and the Agrico Warrants will be quoted on the Capital Market of Nasdaq Stock Market LLC, New York Stock Exchange, or another stock exchange at the time of their automatic conversion or automatic adjustment respectively pursuant to the Transaction (as defined in the Registration Statement) or (ii) neither the shares in Agrico nor the Agrico Warrants will on consummation of the Transaction (as defined in the Registration Statement) derive their value or the greater part of their value directly or indirectly from land in Ireland, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf (“Specified Assets”);
3.7    that either (i) the Securities and the Warrants will be quoted on the Capital Market of Nasdaq Stock Market LLC, New York Stock Exchange or another stock exchange at the time of their disposal or (ii) neither the Securities nor the Warrants will at the time of their disposal derive their value or the greater part of their value directly or indirectly from Specified Assets;
Authenticity and bona fides
3.8    the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;
3.9    that the copies produced to us of minutes of meetings and/or resolutions are true and correct copies of the originals documents, and the signatures on such documents are genuine;
3.10    that the representations contained in the Officer’s Certificate of the secretary of the Company (when delivered by the Company on or before Closing) will be correct as to questions of fact;
3.11    that the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Securities will be properly executed by one or more such persons;
Constitution, Agreements and Resolutions
3.12    that the draft Constitution of the Company included at Schedule 2 to this Opinion will be the form of constitution in place on Closing, and, as at Closing, that there shall be no other terms governing the Securities other than those set out in the Constitution and there shall be no other terms governing the Warrants other than those set out in the amended and restated warrant agreement between Agrico Acquisition Corp. and the warrant agent (the "Amended and Restated Warrant Agreement") and the Assignment and Assumption Agreement;

3.13    that the draft Assignment and Assumption Agreement and the draft CVR Agreement of the Company included at Schedule 2 to this Opinion will be executed and delivered on or before Closing in the forms reviewed by us on or before the date hereof;
3.14    that the draft Amended and Restated Warrant Agreement of Agrico Acquisition Corp included at Schedule 2 to this Opinion will be executed and delivered on or before Closing in the form reviewed by us on or before the date hereof;
3.15    all director and shareholder resolutions required to authorise the Securities Issuance Event and the execution and delivery by the Company of the Assignment and Assumption Agreement and the CVR Agreement will have been validly passed prior to Closing, and shall not have been revoked, rescinded or amended;
3.16    the draft Officer’s Certificate of the director of the Company included at Schedule 3 to this Opinion will be delivered by the Company on or before Closing in the form reviewed by us on or before the date hereof;
Accuracy of Searches and Warranties
3.17    the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and
3.18    the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.
4.    Disclosure
4.1    This Opinion is addressed to you in connection with the registration of the Securities and the Warrants with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus that forms part of the Registration Statement.

Yours faithfully,

/s/ ARTHUR COX LLP

SCHEDULE 1
DOCUMENTS EXAMINED
1.    The Registration Statement and the documents incorporated by reference therein.
2.    A copy of the Business Combination Agreement.
3.    A copy of the resolution of the board of directors of the Company dated 28 January 2022 approving the Registration Statement.
4.    A copy of the Constitution of the Company in the form effective on Closing, as appended to this Opinion at Schedule 2.
5.    A draft Officer’s Certificate of the secretary of the Company, as appended to this Opinion at Schedule 3.
6.    A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act 2014 of Ireland dated 29 March 2022.
7.    Letter of Status from the Irish Companies Registration Office in respect of the Company dated on or before the date hereof.
8.    A copy of the agreed-form Amended and Restated Warrant Agreement between the Company and the warrant agent.
9.     A copy of the agreed-form Assignment and Assumption Agreement between the Company and Agrico Acquisition Corp. pursuant to which the Company will assume all of the liabilities, duties and obligations of Agrico Acquisition Corp. under and in respect of the existing warrant agreement (as amended).
10.     A copy of the draft CVR Agreement between the Company and the CVR agent.

SCHEDULE 2
CONSTITUTION

SCHEDULE 3
CORPORATE CERTIFICATE
OF
KALERA PUBLIC LIMITED COMPANY

To: Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland

Re: Kalera Public Limited Company

The undersigned, Fernando Cornejo, being the director of Kalera Public Limited Company, having company registration number 606356 and having its registered office at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”), and who is duly authorised to give this Certificate in respect of the registration statement of the Company on Form S-4 (Registration No. 333-264422) (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with the registration by the Company of Ordinary Shares of US$0.0001 each (the “Shares”) and warrants to subscribe for Ordinary Shares of US$0.0001 each (the “Warrants” and together with the Shares, the “Securities”) such Shares to be issued and such Warrants to come into existence pursuant to the business combination agreement dated 30 January 2022 between the Company, Agrico Acquisition Corp. (“Agrico”), Kalera AS (“Lux Holdco”), Kalera Cayman Merger Sub and Kalera Luxembourg Merger Sub S.á.r.l. (as may be amended from time to time, the “Business Combination Agreement”). The (i) issuance of Shares and (ii) the automatic adjustment of Agrico warrants to purchase shares in the Company to become the Warrants pursuant to the terms of the Business Combination Agreement, are together referred to as the “Securities Issuance Event”.

The transactions referred to in and contemplated by the Registration Statement and the Business Combination Agreement are referred to herein as the “Transaction”. The Business Combination Agreement and the Registration Statement are referred to herein as the “Transaction Documents”.

HEREBY CERTIFIES THAT:
Constitutional Documents and Filings
1.The current memorandum and articles of association will be amended prior to closing of the Business Combination Agreement (“Closing”), such that the form of memorandum and articles attached to this Certificate at Schedule 1 Part 1 will be the memorandum and articles in place at the time of the Securities Issuance Event.
2.All special and ordinary resolutions of the shareholders of the Company and other documents of any nature which are required under any provision of the Companies Act 2014 (as from time to time amended, replaced or re-enacted) (the “Companies Act”) or analogous legislation to be filed or lodged with or registered by the Registrar of Companies or analogous person have been so filed or lodged or registered within any relevant time limitation period.
3.The certificates of incorporation attached to this Certificate at Schedule 1 Part 2, incorporate all amendments thereto up to and including the date hereof and are true, complete and accurate in all respects.
4.The obligations of the Company in relation to the Securities Issuance Event and the performance by the Company of its obligations under the Transaction Documents, will not violate, conflict with or constitute a default under (a) the form of memorandum and articles of the Company that will be in place on Closing as attached at Schedule 1 Part 1 (the “Constitution”), (b) any agreement, instrument, undertaking, arrangement, deed or covenant affecting the Company or its properties or to which the Company is a party or otherwise bound or subject, (c) any law, rule or regulation to which the Company or its properties is subject, (d) any judicial or regulatory order or decree of any governmental authority or (e) any consent, approval, license, authorisation or validation of, or filing, recording or registration with, any governmental authority.

Officers, Authorised Signatories, Authorisations and Approvals

1.The list of the present directors and secretaries of the Company set out in Schedule 2 to this Certificate is true, complete and accurate.
2.By way of written resolutions of the board of directors of the Company dated 28 January 2022 in the form attached to this Certificate at Schedule 1 Part 3, the entry into the Business Combination was approved, and such resolutions have not been amended, modified or revoked and are in full force and effect.
3.All documents submitted to Arthur Cox LLP as originals or copies of originals are true, complete, accurate and authentic and (in the case of copies) conform to the originals of such documents and that all signatories, stamps and seals thereon are genuine and that each original was appropriately authorised and executed in the manner appearing in any copy and that such documents have not been revoked, amended or superseded.
4.The copies produced to Arthur Cox LLP of minutes of meetings, extracts of minutes of meetings, resolutions and/or written resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and acted in accordance with any of their duties, breach of which could give rise to the entry into by the Company of the Transaction Documents being avoided, that all resolutions set out in such copies were duly passed and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof.
5.There has been no fraud, coercion, duress or undue influence and lack of bad faith on the part of the Company and its officers, employees, agents and (with the exception of Arthur Cox LLP) advisers in respect of the Transaction Documents.
6.The execution by the Company of the Transaction Documents to which it is a party and the performance of its obligations thereunder, are within the Company’s corporate powers, have been duly approved by all necessary corporate action and will not cause any limit or restriction on any of its objects or powers (whether imposed by law, decree, rule, regulation, its constitutional documents or otherwise) or on the right or ability of its directors to exercise such powers, to be exceeded or breached.
7.The Securities Issuance Event will be in compliance with the Companies Act, the Irish Takeover Panel Act 1997, Takeover Rules 2013, and all applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations.
8.To the extent that any offer of the Securities is made in any member state of the European Union (“Member State”), such offer is addressed to fewer than 150 natural or legal persons in each Member State, other than Qualified Investors (as defined in Directive 2003/71/EC (as amended by Directive 2010/73/EU)).
9.All governmental and third party consents, approvals and licences necessary to render the Transaction Documents legal, valid, binding and enforceable against the Company and admissible in evidence and to enable the Company to perform its obligations thereunder in connection with the transactions contemplated by the Transaction Documents have been obtained and remain in effect.
10.The Company will have received consideration of either cash, shares or the release of a liability of the Company for a liquidated sum at least equal to the nominal value of the Shares to be issued in its initial public offering and any premium required to be paid up on the shares pursuant to the terms of their issue;
11.The authorised share capital of the Company at Closing will be US$100,000,000 divided into 800,000,000,000 Ordinary Shares with a nominal value of US$0.0001 each, 200,000,000,000 Preferred Shares with a nominal value of US$0.0001 and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each.
12.The Company will, when the Shares are issued, have sufficient authorised but unissued share capital to issue the Shares in its initial public offering.
13.The register of members annexed hereto as Schedule 3 is a true, complete and accurate copy of the register of members of the Company as at the date of this Certificate (but prior to the Securities Issuance Event).
14.No limitation on the liability of any adviser of the Company or any of its subsidiaries or group companies or any of their directors, officers or employees has been agreed which might adversely affect Arthur Cox LLP in any circumstances.

Companies Act

1.Neither the Company nor any of its directors or secretaries is a company or a person to whom either Chapter 3 (dealing with the restriction of directors and other officers) or Chapter 4 (dealing with the disqualification of certain persons from acting as directors or auditors of, or managing, companies) of Part 14 of the Companies Act applies.

Solvency

1.The Company was not unable to pay its debts within the meaning of section 570 of the Companies Act or any analogous provision under any applicable laws immediately after the execution of the Transaction Documents; (ii) the Company will not, as a consequence of doing any act or thing which any Transaction Document contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such sections or any analogous provisions under any applicable laws; (iii) no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to the Company or any of its assets or undertaking; and (iv) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer or any analogous procedure has been presented in relation to the Company.
2.No proceedings have been instituted or injunction granted against the Company to restrain it from effecting the Securities Issuance Event and the Securities Issuance Event would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement.

General

1.I:

a.confirm that the entry into by the Company of the Transaction Documents is for bona fide commercial purposes, on arm’s lengths terms and for the benefit of the Company and is in the Company’s commercial interest and for its corporate benefit;
b.confirm that the Company is satisfied that the commercial terms agreed by it have been reflected accurately, completely and without ambiguity in the Transaction Documents and that no other agreement or arrangement contains other terms which are inconsistent with the commercial terms agreed by the Company;
c.acknowledge that for the purposes of giving a legal opinion, Arthur Cox LLP is relying on the provisions of this Certificate; and
d.consent to Arthur Cox LLP relying on this Certificate for the purpose of any legal and tax opinions which they may be asked to deliver in connection with the Transaction.

Dated: _______________2022

Signed: ____________________
Fernando Cornejo
Director
KALERA PUBLIC LIMITED COMPANY

SCHEDULE 1

Part 1
Constitution at Closing

Part 2

Certificate of Incorporation, Certificate of Incorporation on Change of Name and the Certificate of Incorporation on Re-Registration

Part 3

Board Resolutions adopted on 28 January 2022

SCHEDULE 2

Directors and Secretaries

Name of Company	Directors	Secretary
Kalera Public Limited Company	1.Marc Alexandre Gabriel Hugo Maupoux 2.Reynaldo Fernando Cornejo Velez	Bradwell Limited

SCHEDULE 3
Register of Members